SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of Report (date of earliest event reported): June 25, 2002 (June 25, 2002)

                      Furniture Brands International, Inc.
                      ------------------------------------
               (Exact name of Registrant as specified in charter)


        Delaware                       I-91                    43-0337683
--------------------------        --------------         ---------------------
(State of Incorporation)          (Commission               (IRS Employer
                                   File Number)          Identification Number)




                101 South Hanley Road, St. Louis, Missouri 63105
                ------------------------------------------------
                    (Address of principal executive offices)




                                 (314) 863-1100
                                 --------------
                         (Registrant's telephone number)

Item 5. Other Matters

     On January 1, 2002 the Company adopted Statement of Financial Accounting Standards No. 142 (FAS #142), "Goodwill and Other Intangible Assets". FAS #142 required that goodwill and other intangible assets with indefinite lives no longer be amortized, but instead be tested annually for impairment. The Company's intangible assets, consisting of trademarks, trade names and goodwill all have indefinite lives. Note 6 in the attached financial statements presents net income after adjusting for the amortization of goodwill and other intangible assets for each of the years in the three-year period ended December 31, 2001.


Item 7. Financial Statements and Exhibits

     (a)  List of financial statements filed as a part of this report:

          Consolidated balance sheets, December 31, 2001 and 2000

          Consolidated statements of operations for each of the years in the three-year period ended December 31, 2001

          Consolidated statements of cash flows for each of the years in the three-year period ended December 31, 2001

          Consolidated statements of shareholders' equity for each of the years in the three-year period ended December 31, 2001

          Notes to consolidated financial statements

          Independent Auditors' Report

     (c)  Exhibit 23 Consent of KPMG LLP


CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------------- -------------------- ---------------------
(Dollars in thousands)                                                                       December 31,          December 31,
                                                                                                    2001                  2000
------------------------------------------------------------------------------------- -------------------- ---------------------
Assets
Current assets:
  Cash and cash equivalents                                                                   $   15,707            $   14,606
  Receivables, less allowances of $18,841
    ($23,075 at December 31, 2000)                                                               359,493               351,804
  Inventories (Note 5)                                                                           369,773               294,454
  Deferred income taxes                                                                           26,160                23,555
  Prepaid expenses and other current assets                                                        7,582                 7,162
--------------------------------------------------------------------------------------------------------------------------------
    Total current assets                                                                         778,715               691,581
Property, plant and equipment:
  Land                                                                                            18,090                19,206
  Buildings and improvements                                                                     240,554               226,096
  Machinery and equipment                                                                        346,460               345,040
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                 605,104               590,342
  Less accumulated depreciation                                                                  283,464               287,107
--------------------------------------------------------------------------------------------------------------------------------
    Net property, plant and equipment                                                            321,640               303,235
Goodwill (Note 6)                                                                                156,435               166,066
Other Intangible Assets (Note 6)                                                                 210,870               123,829
Other assets                                                                                      35,829                20,127
--------------------------------------------------------------------------------------------------------------------------------
                                                                                              $1,503,489            $1,304,838
================================================================================================================================
Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                                                                              $ 83,508              $ 65,483
  Accrued employee compensation                                                                   23,815                24,822
  Accrued interest expense                                                                         2,805                 7,646
  Other accrued expenses                                                                          65,167                45,167
--------------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                                    175,295               143,118
Long-term debt (Note 7)                                                                          454,400               462,000
Deferred income taxes                                                                             69,032                77,533
Other long-term liabilities                                                                       45,103                38,282

Shareholders' equity:
  Preferred stock, authorized 10,000,000 shares,
    No par value - issued, none                                                                      -                     -
  Common stock, authorized 100,000,000 shares,
    $1.00 stated value - issued 56,277,066 shares at December 31, 2001
    and 52,277,066 shares at December 31, 2000 (Note 8)                                           56,277                52,277
  Paid-in capital                                                                                219,469               118,360
  Retained earnings                                                                              520,503               462,473
  Accumulated other comprehensive income                                                          (5,108)                  -
  Treasury stock at cost
    (1,664,666 shares at December 31, 2001 and
     2,601,759 shares at December 31, 2000)                                                      (31,482)              (49,205)
--------------------------------------------------------------------------------------------------------------------------------
  Total shareholders' equity                                                                     759,659               583,905
--------------------------------------------------------------------------------------------------------------------------------
                                                                                              $1,503,489            $1,304,838
================================================================================================================================
                See accompanying notes to consolidated financial statements.





                      CONSOLIDATED STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands except per share data)
                                                                                           Year Ended December 31,
                                                                           --------------------------------------------------------
                                                                                    2001                2000               1999
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                                                        $1,891,313          $2,116,239          $2,088,112

Costs and expenses:
  Cost of operations                                                              1,387,632           1,529,874           1,498,622

  Selling, general and administrative expenses                                      330,835             335,596             321,205

  Depreciation and amortization                                                      55,767              58,155              56,528

  Asset impairment charges                                                           18,000                 -                   -
-----------------------------------------------------------------------------------------------------------------------------------

Earnings from operations                                                             99,079             192,614             211,757

Interest expense                                                                     21,984              36,389              37,577

Other income, net                                                                    10,599               9,772               2,584
-----------------------------------------------------------------------------------------------------------------------------------

Earnings before income tax expense and
  extraordinary item                                                                 87,694             165,997             176,764

Income tax expense (Note 9)                                                          29,664              57,574              64,854
-----------------------------------------------------------------------------------------------------------------------------------

Earnings before extraordinary item                                                   58,030             108,423             111,910
Extraordinary item - early extinguishment
  of debt, net of income tax benefit (Note 11)                                          -                (2,522)                -
-----------------------------------------------------------------------------------------------------------------------------------
Net earnings                                                                     $   58,030          $  105,901          $  111,910
===================================================================================================================================
Net earnings per common share - basic (Note 8):
   Earnings before extraordinary item                                            $     1.15          $     2.19          $     2.20
  Extraordinary item - early extinguishment of debt                                      -                (0.05)                 -
-----------------------------------------------------------------------------------------------------------------------------------
Net earnings per common share - basic                                            $     1.15          $     2.14          $     2.20
===================================================================================================================================
Net earnings per common share - diluted (Note 8):
  Earnings before extraordinary item                                             $     1.13          $     2.15          $     2.14
  Extraordinary item - early extinguishment of  debt                                     -                (0.05)                 -
-----------------------------------------------------------------------------------------------------------------------------------
Net earnings per common share - diluted                                          $     1.13          $     2.10          $     2.14
===================================================================================================================================
          See accompanying notes to consolidated financial statements.




                      CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                                             Year Ended December 31,
                                                                                ---------------------------------------------------
                                                                                          2001              2000             1999
-----------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net earnings                                                                         $  58,030         $ 105,901        $ 111,910
  Adjustments to reconcile net earnings
    to net cash provided by operating activities:
    Net loss on early extinguishment of debt                                                 -               2,522              -
    Depreciation of property, plant and equipment                                         43,707            46,095           44,468
    Amortization of intangible and other assets                                           12,060            12,060           12,060
    Asset impairment charges                                                              18,000               -                -
    Other, net (includes gains on sale of  investments)                                  (11,586)            1,602            2,172
    (Increase) decrease in receivables                                                    41,502            (6,419)         (21,221)
    (Increase) decrease in inventories                                                    33,070            (9,059)          21,987
    Increase in prepaid expenses and
      intangible and other assets                                                         (6,789)           (7,737)          (2,872)
    Increase (decrease) in accounts payable,  accrued interest expense
       and other accrued  expenses                                                         7,224            (9,226)         (12,861)
   Decrease in net deferred tax liabilities                                               (8,356)           (2,788)          (5,390)
    Decrease in other long-term liabilities                                               (2,156)             (807)          (1,687)
-----------------------------------------------------------------------------------------------------------------------------------
  Net cash provided by operating activities                                              184,706           132,144          148,566
-----------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Acquisition of business, net of cash acquired                                         (176,235)              -                -
  Proceeds from the disposal of assets                                                    18,197               316              451
  Additions to property, plant and equipment                                             (22,991)          (53,310)         (48,951)
-----------------------------------------------------------------------------------------------------------------------------------
  Net cash used by investing activities                                                 (181,029)          (52,994)         (48,500)
-----------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Payments for debt issuance costs                                                           -              (2,090)             -
  Additions to long-term debt                                                            140,000           486,500              -
  Payments of long-term debt                                                            (147,600)         (559,600)         (54,100)
  Proceeds from the issuance of treasury stock                                             5,024             3,237            7,943
  Purchase of treasury stock                                                                 -                 -            (59,720)
-----------------------------------------------------------------------------------------------------------------------------------
  Net cash used by financing activities                                                   (2,576)          (71,953)        (105,877)
-----------------------------------------------------------------------------------------------------------------------------------
Net increase(decrease) in cash and cash equivalents                                        1,101             7,197           (5,811)
Cash and cash equivalents at beginning of period                                          14,606             7,409           13,220
-----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                             $  15,707         $  14,606         $  7,409
===================================================================================================================================
Supplemental Disclosure:
  Cash payments for income taxes, net                                                  $  26,083         $  63,120         $ 68,100
===================================================================================================================================
  Cash payments for interest                                                           $  28,940         $  30,873         $ 40,070
===================================================================================================================================
  Issuance of common stock for acquisition                                             $ 110,640         $     -           $    -
===================================================================================================================================


See accompanying notes to consolidated financial statements.





                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
------------------------------------------------------------------------ -------------------------------------------------------
(Dollars in thousands)                                                                      Year Ended December 31,
                                                                         -------------------------------------------------------
                                                                                      2001             2000               1999
------------------------------------------------------------------------ ------------------- ---------------- ------------------
Common Stock:
  Beginning balance                                                               $ 52,277         $ 52,277           $ 52,277
  Stock issued for acquisition of business                                           4,000              -                  -
------------------------------------------------------------------------ ------------------- ---------------- ------------------
  Ending balance                                                                  $ 56,277         $ 52,277           $ 52,277
------------------------------------------------------------------------ ------------------- ---------------- ------------------

Paid-In Capital:
  Beginning balance                                                               $118,360         $120,326           $127,513
  Stock plans activity (Note 8)                                                     (5,531)          (1,966)            (7,187)
  Stock issued for acquisition of business                                         106,640              -                  -
------------------------------------------------------------------------ ------------------- ---------------- ------------------
  Ending balance                                                                  $219,469         $118,360           $120,326
------------------------------------------------------------------------ ------------------- ---------------- ------------------

Retained Earnings:
  Beginning balance                                                               $462,473         $356,572           $244,662
  Net earnings                                                                      58,030          105,901            111,910
------------------------------------------------------------------------ ------------------- ---------------- ------------------
  Ending balance                                                                  $520,503         $462,473           $356,572
------------------------------------------------------------------------ ------------------- ---------------- ------------------

Accumulated Other Comprehensive Income:
  Beginning balance                                                          $         -      $         -         $        -
  Cumulative effect of adopting SFAS No. 133                                         2,960              -                  -
  Effect of financial instruments accounted for as hedges                           (8,068)             -                  -
------------------------------------------------------------------------ ------------------- ---------------- ------------------
  Ending balance                                                                  $ (5,108)   $         -        $         -
------------------------------------------------------------------------ ------------------- ---------------- ------------------

Treasury Stock:
  Beginning balance                                                               $(49,205)        $(54,978)          $(10,943)
  Stock plans activity (Note 8)                                                     17,723            5,773             15,685
  Purchase of treasury shares
    (3,123,200 shares)                                                                 -                -              (59,720)
------------------------------------------------------------------------ ------------------- ---------------- ------------------
  Ending balance                                                                  $(31,482)        $(49,205)          $(54,978)
------------------------------------------------------------------------ ------------------- ---------------- ------------------

Total Shareholders' Equity                                                        $759,659         $583,905           $474,197
======================================================================== =================== ================ ==================
Comprehensive Income:
  Net earnings                                                                    $ 58,030         $105,901           $111,910
  Cumulative effect of adopting SFAS No. 133                                         2,960              -                  -
  Effect of financial instruments accounted for as hedges                           (8,068)             -                  -
------------------------------------------------------------------------ ------------------- ---------------- ------------------
                                                                                  $ 52,922         $105,901           $111,910
======================================================================== =================== ================ ==================



See accompanying notes to consolidated financial statements.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (Dollars in thousands except per share data)

1.   The Company

     Furniture Brands International, Inc. (referred to herein as the "Company") is one of the largest home furniture manufacturers in the United States. During the year ended December 31, 2001, the Company had three primary operating subsidiaries: Broyhill Furniture Industries, Inc.; Lane Furniture Industries, Inc.; and Thomasville Furniture Industries, Inc. On December 28, 2001, the Company acquired substantially all of the assets and liabilities of Henredon Furniture Industries, Drexel Heritage Furnishings and Maitland-Smith.

     Substantially all of the Company's sales are made to unaffiliated furniture retailers. The Company has a diversified customer base with no one customer accounting for 10% or more of consolidated net sales and no particular concentration of credit risk in one economic sector. Foreign operations and net sales are not material.

2.   Significant Accounting Policies

     The significant accounting policies of the Company are set forth below.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results are likely to differ from those estimates but management believes such differences are not significant.

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All material intercompany transactions are eliminated in consolidation. The Company's fiscal year ends on December 31. The operating companies included in the consolidated financial statements report their results of operations as of the Saturday closest to December 31. Accordingly, the results of operations will periodically include a 53-week fiscal year. Fiscal years 2001, 2000, and 1999 were 52-week years.

Cash and Cash Equivalents

     The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. Short-term investments are recorded at amortized cost, which approximates market.

Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market.

Property, Plant and Equipment

     Property, plant and equipment are recorded at cost when acquired. Depreciation is calculated using both accelerated and straight-line methods based on the estimated useful lives of the respective assets, which generally range from 3 to 45 years for buildings and improvements and from 3 to 12 years for machinery and equipment.

Intangible Assets

     Intangible assets consist of goodwill and trademarks and have been amortized on a straight-line basis over 20 to 40 - year periods. Effective with the Company's adoption of SFAS No. 142 on January 1, 2002, goodwill and intangible assets with indefinite lives will no longer be amortized, but instead tested for impairment. Intangible assets will be reviewed for impairment annually or whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than their carrying values.

Fair Value of Financial Instruments

     The Company considers the carrying amounts of cash and cash equivalents, receivables, and accounts payable to approximate fair value because of the short maturity of these financial instruments.

     Amounts outstanding under long-term debt agreements are considered to be carried on the financial statements at their estimated fair values because they were entered into recently and/or accrue interest at rates which generally fluctuate with interest rate trends.

     The Company periodically uses interest rate swap agreements (derivative financial instruments) to hedge risk associated with its floating rate long-term debt. Effective January 1, 2001 the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires that all derivative instruments be recorded on the balance sheet as an asset or liability with any gain or loss recorded as a component of accumulated other comprehensive income until recognized in earnings. The fair value of the swap agreements is based upon quoted market prices. The net amount to be paid or received under the interest rate swap agreements is recorded as a component of interest expense.

Revenue Recognition

     The Company recognizes revenue when finished goods are shipped, with appropriate provisions for returns and uncollectible accounts.

Advertising Costs

     Advertising costs are expensed when first aired or distributed. Advertising costs for 2001, 2000 and 1999 were $57,453, $57,111 and $58,039 respectively.

Income Taxes

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Stock-Based Compensation

     The Company accounts for stock-based compensation using the intrinsic value method.

3.   Restructuring and Asset Impairment Charges

     During 2001, the Company implemented a plan to reduce its domestic case goods manufacturing capacity. This plan included the closing of 12 manufacturing facilities and a permanent reduction of approximately 20% of the company's total employment. Pretax restructuring and impairment charges of $26,352 have been recorded during 2001 of which $18,000 relates to a fixed asset impairment charge for properties and machinery and equipment of the closed facilities. The balance consisting of $5,913 charged to cost of operations and $2,439 charged to selling, general and administrative expenses relates to employee severance and benefits costs and plant shutdown costs.

     As of December 31, 2001, $1,000 of the restructuring charges were included as an accrued expense in current liabilities.

4.   Acquisition of Business

     On December 28, 2001, the Company acquired substantially all of the assets and liabilities of Henredon Furniture Industries, Drexel Heritage Furnishings and Maitland-Smith for $287,140. The acquisition establishes the Company as the furniture industry's only full-line resource in all middle and upper price categories. The purchase price, including capitalized expenses of approximately $1,500, consisted of $176,500 paid in cash and four million shares of the Company's common stock valued at $110,640. The value of the common stock issued was determined based on the average market price over the two-day period before and after the terms of the acquisition were agreed to and announced. Since the acquisition occurred near the last business day of 2001, it is reflected in the Company's consolidated balance sheet as of December 31, 2001; however, the Company's consolidated results of operations for 2001 do not include any of the operations of the acquired companies.


     The estimated fair value of the assets acquired and liabilities assumed at the date of the acquisition are as follows:


    Accounts receivable                                              $ 49,191
    Inventories                                                       108,389
    Other current assets                                                6,262
    Property plant and equipment                                       68,095
    Intangible assets                                                  90,962
    Other long-term assets                                              1,289
 -------------------------------------------------------------------------------
      Total assets acquired                                          $324,188
 -------------------------------------------------------------------------------

    Current liabilities                                              $ 30,481
    Other long-term liabilities                                         6,567
 -------------------------------------------------------------------------------
     Total liabilities assumed                                         37,048
 -------------------------------------------------------------------------------

     Net assets acquired                                             $287,140
  ==============================================================================

     The Company is in the process of obtaining third-party valuations of the assets; thus, the allocation of the purchase price is subject to change.

     The following unaudited summary, prepared on a pro forma basis, combines the consolidated results of operations of the Company for 2001 and 2000 with those of the acquired companies as if the transaction had occurred at the beginning of each year presented.

-------------------------------------------------------------------------------------------------------------------------
                                                                                          Year Ended December 31,
                                                                                  2001                              2000
-------------------------------------------------------------------------------------------------------------------------
Net sales                                                                   $2,311,647                        $2,620,151
Earnings before extraordinary item                                              68,260                           127,507
Net earnings                                                                $   68,260                        $  127,507

Net earnings per common share - diluted:
  Earnings before extraordinary item                                        $     1.23                        $     2.34
  Net earnings                                                              $     1.23                        $     2.34
-------------------------------------------------------------------------------------------------------------------------

     Such pro forma amounts are not necessarily indicative of what actual consolidated results of operations might have been if the acquisition had been effective at the beginning of each year presented.




5.       Inventories

         Inventories are summarized as follows:
--------------------------------------------------------------------------------------------------------------------------
                                                                                December 31,                 December 31,
                                                                                       2001                         2000
--------------------------------------------------------------------------------------------------------------------------
Finished products                                                                  $187,523                     $125,491
Work-in-process                                                                      69,507                       61,932
Raw materials                                                                       112,743                      107,031
--------------------------------------------------------------------------------------------------------------------------
                                                                                   $369,773                     $294,454
==========================================================================================================================

6.       Intangible Assets

         Intangible assets include the following:

--------------------------------------------------------------------------------------------------------------------------
                                                                                December 31,                 December 31,
                                                                                       2001                         2000
--------------------------------------------------------------------------------------------------------------------------
Goodwill                                                                           $239,173                     $239,173
Less accumulated amortization                                                        82,738                       73,107
--------------------------------------------------------------------------------------------------------------------------
      Goodwill                                                                     $156,435                     $166,066
==========================================================================================================================

Trademarks and trade names                                                         $156,828                     $156,828
Intangible assets from acquisition                                                   90,962                         -
--------------------------------------------------------------------------------------------------------------------------
                                                                                    247,790                      156,828
Less accumulated amortization                                                        36,920                       32,999
--------------------------------------------------------------------------------------------------------------------------
      Other intangible assets                                                      $210,870                     $123,829
==========================================================================================================================


     The Company is in the process of obtaining third-party valuation of the acquired assets, including the intangible assets. The allocation of the purchase price is subject to change.

     On January 1, 2002 the Company adopted Statement of Financial Accounting Standards No. 142 (FAS #142), "Goodwill and Other Intangible Assets". FAS #142 required that goodwill and other intangible assets with indefinite lives no longer be amortized, but instead be tested annually for impairment. The Company's intangible assets, consisting of trademarks, trade names and goodwill all have indefinite lives. The following table presents net income after adjusting to exclude the amortization of goodwill and other intangible assets:




-----------------------------------------------------------------------------------------------------------------------------
                                                                                       Year Ended December 31,
                                                                      2001                    2000                      1999
-----------------------------------------------------------------------------------------------------------------------------
Earnings before extraordinary item -
  as reported                                                      $58,030                $108,423                  $111,910
Exclude amortization of goodwill and
  other intangible assets, net of income
  tax benefits                                                      11,162                  11,162                    11,162
-----------------------------------------------------------------------------------------------------------------------------
Earnings before extraordinary item -
  as adjusted                                                       69,192                  119,585                  123,072
Extraordinary item - early
  extinguishment of debt, net of income
  tax benefit                                                         -                     (2,522)                     -
-----------------------------------------------------------------------------------------------------------------------------
Net earnings - as adjusted                                         $69,192                $117,063                  $123,072
=============================================================================================================================
Net earnings per common share - basic:
  Earnings before extraordinary item -
    as reported                                                      $1.15                   $2.19                     $2.20
  Exclude amortization of goodwill and
     other intangible assets                                          0.22                    0.22                      0.21
  Extraordinary item                                                   -                     (0.05)                      -
-----------------------------------------------------------------------------------------------------------------------------
  Net earnings - as adjusted                                         $1.37                   $2.36                     $2.41
=============================================================================================================================

Net earnings per common share  - diluted:
  Earnings before extraordinary item -
    as reported                                                       1.13                    2.15                      2.14
  Exclude amortization of goodwill and
    Other intangible assets                                           0.22                    0.22                      0.21
  Extraordinary item                                                   -                     (0.05)                      -
-----------------------------------------------------------------------------------------------------------------------------
  Net earnings - as adjusted                                         $1.35                   $2.32                     $2.35
=============================================================================================================================




7. Long-Term Debt

         Long-term debt consists of the following:

--------------------------------------------------------------------------------------------------------------------------
                                                                                December 31,                 December 31,
                                                                                       2001                         2000
--------------------------------------------------------------------------------------------------------------------------
Revolving credit facility (unsecured)                                             $ 440,000                    $ 446,000
Other                                                                                14,400                       16,000
--------------------------------------------------------------------------------------------------------------------------
                                                                                  $ 454,400                    $ 462,000
==========================================================================================================================

     The following discussion summarizes certain provisions of the long-term debt.

Revolving Credit Facility

     The revolving credit facility is an unsecured, five-year facility with a commitment of $630,000. The facility allows for issuance of letters of credit and cash borrowings. Letter of credit outstandings are limited to no more than $150,000, with cash borrowings limited only by the facility's maximum availability less letters of credit outstanding.

     Currently, for letter of credit issuances, a fee of 0.75% per annum (subject to increase/decrease based upon the Company achieving certain credit ratings from Standard & Poor's and Moody's) is assessed for the account of the lenders ratably. A further fee of 0.125% is assessed on standby letters of credit representing a facing fee. A customary administrative charge for processing letters of credit is also payable to the relevant issuing bank. Letter of credit fees are payable quarterly in arrears.

     Cash borrowings under the revolving credit facility bear interest at a base rate or at an adjusted Eurodollar rate plus an applicable margin which varies, depending upon the type of loan the Company executes. The applicable margin over the base rate and adjusted Eurodollar rate is subject to adjustment based upon achieving certain credit ratings. At December 31, 2001, loans outstanding under the revolving credit facility consisted of $300,000 based on the adjusted Eurodollar rate and $140,000 based on the base rate, which in conjunction with the interest rate swaps have a weighted average interest rate of 4.87%.

     At December 31, 2001, there were $440,000 of cash borrowings and $32,464 in letters of credit outstanding under the revolving credit facility, leaving an excess of $157,536 available under the facility.

     The revolving credit facility has no mandatory principal payments; however, the commitment matures on June 7, 2005. The facility requires the Company to meet certain financial covenants including a minimum consolidated net worth and maximum leverage ratio. In addition, the facility requires repayment upon the occurrence of a change of control of the Company.




Other

     Other long-term debt consists of various industrial revenue bonds with interest rates ranging from approximately 4.0% to 9.0%.

Interest Rate Swap Agreements

     In May 2001, in order to reduce the impact of changes in interest rates on its floating rate long-term debt, the Company entered into three interest rate swap agreements each having a notional amount of $100.0 million and a termination date in May 2004. The Company pays the counterparties a blended fixed rate of 4.93% per annum and receives payment based upon the floating three-month LIBOR rate.

Other Information

     The Company has no mandatory long-term debt payments until 2005, at which time $448,000 matures.

8.   Common Stock

     The Company's restated certificate of incorporation includes authorization to issue up to 100 million shares of common stock with a $1.00 per share stated value. As of December 31, 2001, 56,277,066 shares of common stock were issued. It is not presently anticipated that dividends will be paid on common stock in the foreseeable future.

     The Company has been authorized by its Board of Directors to repurchase its common stock from time to time in open market or privately negotiated transactions. Common stock repurchases are recorded as treasury stock and may be used for general corporate purposes. In 1999, the Company repurchased 3,123,200 shares for $59,720. As of December 31, 2001, the Company has Board of Directors' authorization for the repurchase of an additional $100,000 of its common stock.

     Shares of common stock were reserved for the following purposes at December 31, 2001:

                                                             Number of Shares
------------------------------------------------------------------------------
Common stock options:
  Granted                                                           4,298,916
  Available for grant                                                 816,740
------------------------------------------------------------------------------
                                                                    5,115,656
==============================================================================




     On April 29, 1999, stockholders approved the 1999 Long-Term Incentive Plan. The plan provided for a total of 2,250,000 shares plus all remaining shares available for grant or which become available for grant due to cancellation under the 1992 Stock Option Plan. The plan is administered by the Executive Compensation and Stock Option Committee of the Board of Directors and permits certain key employees to be granted nonqualified options, performance-based options, restricted stock, or combinations thereof. Options must be issued at market value on the date of grant and expire in a maximum of ten years.

     In 1999, the Company issued 79,000 shares of restricted stock. The restricted shares vest over various periods from 2 to 5 years. The deferred compensation expense is amortized to expense over the period of time the restrictions are in place and the unamortized portion is classified as a reduction of paid-in-capital in the Company's consolidated balance sheets.


     Changes in options granted and outstanding are summarized as follows:

-------------------------------------------------------------------------------------------------------------------------
                                                                   Year Ended December 31,
                                     ------------------------------------------------------------------------------------
                                                 2001                          2000                      1999
                                     ---------------------------- --------------------------- ---------------------------
                                                         Average                     Average                     Average
                                            Shares         Price         Shares        Price       Shares          Price
                                     --------------- ------------ --------------- ----------- ------------- -------------
Beginning of period                      4,345,634        $13.61      4,027,063       $12.67    4,018,581         $ 9.37
Granted                                    954,900         24.00        734,600        16.70      772,600          23.49
Exercised                                 (937,093)         5.36       (305,300)        6.83     (662,141)          6.02
Cancelled                                  (64,525)        24.48       (110,729)       18.60     (101,977)          7.91
------------------------------------ --------------- ------------ --------------- ----------- ------------- -------------
End of period                            4,298,916        $17.55      4,345,634       $13.61    4,027,063         $12.67
==================================== =============== ============ =============== =========== ============= =============
Exercisable at
   end of period                         2,324,391                    2,591,726                 2,342,822
==================================== =============== ============ =============== =========== ============= =============
Weighted average fair
   value of options granted                               $12.40                      $ 9.52                      $13.03
==================================== =============== ============ =============== =========== ============= =============



     Had compensation cost for the Company's stock-based compensation plan been determined consistent with SFAS No. 123, the Company's net earnings and net earnings per share would have been as follows:

--------------------------------------------------------------------------------------------------------------------------
                                                                           Year Ended December 31,
                                                     ---------------------------------------------------------------------
                                                                       2001                   2000                   1999
---------------------------------------------------- ----------------------- ---------------------- ----------------------
Net earnings
 As reported                                                        $58,030               $105,901               $111,910
 Pro forma                                                           52,648                101,819                108,600

Net earnings per share - basic
 As reported                                                        $  1.15               $   2.14               $   2.20
 Pro forma                                                             1.05                   2.06                   2.13

Net earnings per share - diluted
 As reported                                                        $  1.13               $   2.10               $   2.14
 Pro forma                                                             1.04                   2.05                   2.10
==================================================== ======================= ====================== ======================

     The weighted average fair value of options granted is estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate of 4.9%, 5.7%, and 5.0% in 2001, 2000, and 1999, respectively; expected dividend yield of 0% for all years; expected life of 7 years for all years and expected volatility of 47%, 47%, and 46% for 2001, 2000, and 1999, respectively.

     Summarized information regarding stock options outstanding and exercisable at December 31, 2001 follows:

-------------------------------------------------------------------------------------------------------------------------
                                                 Outstanding                                       Exercisable
                        ---------------------------------------------------------        --------------------------------
Range of                                                Average
Exercise                                            Contractual          Average                                 Average
Prices                                Shares               Life            Price                  Shares           Price
-------------------------------------------------------------------------------------------------------------------------
Up to $10                            796,441                2.1           $ 6.97                 796,441          $ 6.97
$10 - $20                          1,512,075                5.5            14.64                 972,050           13.64
Over $20                           1,990,400                6.9            24.00                 555,900           24.04
-------------------------------------------------------------------------------------------------------------------------
                                   4,298,916                5.5           $17.55               2,324,391          $13.84
=========================================================================================================================

     Weighted average shares used in the computation of basic and diluted net earnings per common share for 2001, 2000, and 1999 are as follows:

--------------------------------------------------------------------------------------------------------------------------
                                                                                 Year Ended December 31,
                                                                ----------------------------------------------------------
                                                                              2001                2000               1999
                                                                ----------------------------------------------------------
Weighted average shares used for
 basic net earnings per common share                                    50,356,763          49,531,931         50,967,973
Effect of dilutive securities:
 Stock options                                                             968,227             910,805          1,366,611
--------------------------------------------------------------------------------------------------------------------------
Weighted average shares used for
 diluted net earnings per common share                                  51,324,990          50,442,736         52,334,584
==========================================================================================================================



     Excluded from the computation of diluted net earnings per common share were options to purchase 79,000 and 1,163,700 shares at an average price of $30.84, and $23.81 per share during 2001 and 2000, respectively. These options have been excluded from the diluted earnings per share calculation since their impact is anti-dilutive.

9. Income Taxes

         Income tax expense was comprised of the following:

-------------------------------------------------------------------------------------------------------------------------
                                                                  Year Ended December 31,
                                   --------------------------------------------------------------------------------------
                                                         2001                         2000                         1999
-------------------------------------------------------------------------------------------------------------------------
Current:
 Federal                                              $34,672                      $55,191                      $62,108
 State and local                                          562                        5,171                        8,136
-------------------------------------------------------------------------------------------------------------------------
                                                       35,234                       60,362                       70,244
Deferred                                               (5,570)                      (2,788)                      (5,390)
-------------------------------------------------------------------------------------------------------------------------
                                                      $29,664                      $57,574                      $64,854
=========================================================================================================================

     The  following  table  reconciles  the  differences   between  the  federal
corporate statutory rate and the Company's effective income tax rate:

==========================================================================================================================
                                                                                   Year Ended December 31,
                                                                     -----------------------------------------------------
                                                                               2001               2000              1999
--------------------------------------------------------------------------------------------------------------------------
Federal corporate statutory rate                                               35.0%              35.0%             35.0%
State and local income taxes, net of
  federal tax benefit                                                           0.4                1.7               2.5
Nondeductible amortization of intangible assets                                 2.9                1.5               1.5
Dividend exclusion                                                               -                (1.1)               -
Adjustments to income tax reserves                                             (4.3)                -                0.3
Other                                                                          (0.2)              (2.4)             (2.6)
--------------------------------------------------------------------------------------------------------------------------
Effective income tax rate                                                      33.8%              34.7%             36.7%
==========================================================================================================================

     The sources of the tax effects for temporary differences that give rise to the deferred tax assets and liabilities were as follows:

------------------------------------------------------------------------ ------------------------ -----------------------
                                                                                    December 31,            December 31,
                                                                                           2001                    2000
------------------------------------------------------------------------ ------------------------ -----------------------
Deferred tax assets attributable to:
 Expense accruals                                                                      $ 16,579                $ 15,293
 Valuation reserves                                                                      16,858                  11,811
 Asset impairment charges                                                                 6,193                     -
 Employee pension and other benefit plans                                                 1,375                   3,605
 Fair market value adjustments -
  account receivable                                                                      1,453                     -
 Inventory costs capitalized                                                                201                   1,560
 Other                                                                                    2,366                   2,805
------------------------------------------------------------------------ ------------------------ -----------------------
  Total deferred tax assets                                                              45,025                  35,074
------------------------------------------------------------------------ ------------------------ -----------------------
Deferred tax liabilities attributable to:
 Fair value adjustments                                                                 (73,109)                (68,744)
 Depreciation                                                                            (7,828)                 (8,099)
 Fair market value adjustments -
  accounts receivable                                                                       -                    (2,530)
 Other                                                                                   (6,960)                 (9,679)
------------------------------------------------------------------------ ------------------------ -----------------------
  Total deferred tax liabilities                                                        (87,897)                (89,052)
------------------------------------------------------------------------ ------------------------ -----------------------
  Net deferred tax liabilities                                                         $(42,872)               $(53,978)
======================================================================== ======================== =======================

10.Employee Benefits

     The  Company   sponsors  or  contributes   to  retirement   plans  covering
substantially all employees. The total cost of all plans for 2001, 2000, and 1999 was $1,425, $2,090, and $5,649, respectively.

Company-Sponsored Defined Benefit Plans

     Annual cost for defined benefit plans is determined using the projected unit credit actuarial method. Prior service cost is amortized on a straight-line basis over the average remaining service period of employees expected to receive benefits.

     It is the Company's practice to fund pension costs to the extent that such costs are tax deductible and in accordance with ERISA. The assets of the various plans include corporate equities, government securities, corporate debt securities and insurance contracts. The table below summarizes the funded status of the Company-sponsored defined benefit plans.







--------------------------------------------------------------------------------- --------------------- ----------------------
                                                                                          December 31,           December 31,
                                                                                                 2001                   2000
--------------------------------------------------------------------------------- --------------------- ----------------------

Change in projected benefit obligation:
 Projected benefit obligation - beginning of year                                            $323,511               $313,756
 Service cost                                                                                   9,372                  8,665
 Interest cost                                                                                 23,315                 22,522
 Actuarial gain                                                                                (4,759)                (3,298)
 Benefits paid                                                                                (19,258)               (18,134)
--------------------------------------------------------------------------------- --------------------- ----------------------
   Projected benefit obligation - end of year                                                $332,181               $323,511
--------------------------------------------------------------------------------- --------------------- ----------------------

Change in plan assets:
 Fair value of plan assets - beginning of year                                               $354,356               $361,890
 Actual return on plan assets                                                                 (16,284)                 9,402
 Employer contributions                                                                         1,319                  1,198
 Benefits paid                                                                                (19,258)               (18,134)
--------------------------------------------------------------------------------- --------------------- ----------------------
   Fair value of plan assets - end of year                                                   $320,133               $354,356
--------------------------------------------------------------------------------- --------------------- ----------------------

 Funded status                                                                               $(12,048)              $ 30,845
 Unrecognized net (gain) loss                                                                  20,177                (26,807)
 Unrecognized prior service cost                                                                  824                  1,336
--------------------------------------------------------------------------------- --------------------- ----------------------
   Prepaid pension cost                                                                      $  8,953               $  5,374
================================================================================= ===================== ======================

     Net periodic pension cost for 2001, 2000, and 1999 included the following components:

----------------------------------------------------------------------------------------------------------------------------
                                                                                              Year Ended December 31,
                                                                            ------------------------------------------------
                                                                                      2001            2000            1999
----------------------------------------------------------------------------------------------------------------------------
Service cost-benefits earned during the period                                    $  9,372        $  8,665         $ 8,379
Interest cost on the projected benefit obligation                                   23,315          22,522          21,905
Expected return on plan assets                                                     (32,655)        (31,840)        (29,193)
Net amortization and deferral                                                       (2,291)         (2,914)         (1,230)
----------------------------------------------------------------------------------------------------------------------------
Net periodic pension (income) expense                                             $ (2,259)       $ (3,567)        $  (139)
============================================================================================================================

     Employees are covered primarily by noncontributory plans, funded by Company contributions to trust funds, which are held for the sole benefit of employees. Monthly retirement benefits are based upon service and pay with employees becoming vested upon completion of five years of service.

     The expected long-term rate of return on plan assets was 9.0% in all years presented. Measurement of the projected benefit obligation was based upon a weighted average discount rate of 7.25% and a long-term rate of compensation increase of 4.5% for all years presented.

Other Retirement Plans and Benefits

     In addition to defined benefit plans, the Company makes contributions to defined contribution plans and sponsors employee savings plans. The cost of these plans is included in the total cost for all plans reflected above.

11.Extraordinary Item - Early Extinguishment of Debt

     In conjunction with the June 7, 2000, refinancing of an existing secured credit agreement, the Company charged to results of operations $2,522, net of income tax benefit of $1,520, representing the deferred financing fees and expenses pertaining to the refinanced facility. The charge was recorded as an extraordinary item.

12.Commitments and Contingent Liabilities

     Certain of the Company's real properties and equipment are operated under lease agreements. Rental expense under operating leases totaled $18,900, $18,514, and $17,417 for 2001, 2000, and 1999, respectively. Annual minimum payments under operating leases (including the companies acquired on December 28, 2001) are $19,538, $16,525, $13,609, $8,848, and $6,487 for 2002 through
2006, respectively. Future minimum lease payments under operating leases, reduced by minimum rentals from subleases of $1,250 at December 31, 2001, aggregate $94,220.

     The Company has provided guarantees related to store leases for certain independent dealers opening Thomasville Home Furnishings Stores. The total future lease payments guaranteed at December 31, 2001 were $54,329. The Company believes the risk of significant loss from these lease guarantees is remote.

     The Company is or may become a defendant in a number of pending or threatened legal proceedings in the ordinary course of business. In the opinion of management, the ultimate liability, if any, of the Company from all such proceedings will not have a material adverse effect upon the consolidated financial position or results of operations of the Company and its subsidiaries.

13.Other Income, Net

     Other income, net for 2001 totaled $10,599 compared to $9,772 for 2000. For 2001, other income consisted of interest on short-term investments of $844, other miscellaneous income and expense items totaling $1,755 and non-operating income of $8,000. The non-operating income results from the sale of the Company's investment in a company which leases exhibition space to furniture and accessory manufacturers, partially offset by additions to reserves related to certain discontinued operations.

     For 2000, other income consisted of interest on short-term investments of $538, a cash dividend (nonrecurring) of $7,642 received by the Company relating to its minority investment in a company which leases exhibition space to furniture and accessory manufacturers, and other miscellaneous income and expense items totaling $1,592.

     Other income for 1999 consisted of interest on short-term investments of $388 and other miscellaneous income and expense items totaling $2,196.





14.Quarterly Financial Information (Unaudited)

     Following is a summary of unaudited quarterly information:

--------------------------------------------------------------------------------------------------------------------------
                                                                Fourth           Third           Second             First
                                                               Quarter         Quarter          Quarter           Quarter
==========================================================================================================================
Year ended December 31, 2001:
  Net sales                                                   $476,801        $448,682         $459,648          $506,182
  Gross profit                                                 114,417         112,321          114,725           125,331
  Net earnings                                                $ 22,831        $ 13,871         $  1,647          $ 19,681

  Net earnings per common share:
    Basic                                                     $   0.45        $   0.27         $   0.03          $   0.39
    Diluted                                                   $   0.44        $   0.27         $   0.03          $   0.39

  Common stock price range:
    High                                                      $  32.41          $29.17           $28.00          $  26.76
    Low                                                       $  18.91          $18.25         $  22.55          $  20.44
==========================================================================================================================
Year ended December 31, 2000:
  Net sales                                                  $519,467         $499,746         $533,079          $563,947
  Gross profit                                                130,066          126,812          141,547           148,434
  Net earnings:
    Earnings before extraordinary item                         24,307           23,373           30,143            30,600
    Extraordinary item                                            -                -             (2,522)              -
    Total                                                    $ 24,307         $ 23,373         $ 27,621          $ 30,600

  Net earnings per common share -    basic:
    Earnings before extraordinary item                       $   0.49         $   0.47            $0.61          $   0.62
    Extraordinary item                                            -                -              (0.05)              -
    Total                                                    $   0.49         $   0.47         $   0.56          $   0.62

  Net earnings per common share-     diluted:
    Earnings before extraordinary item                       $   0.48         $   0.46         $   0.60          $   0.61
    Extraordinary item                                            -                -              (0.05)              -
    Total                                                    $   0.48         $   0.46         $   0.55          $   0.61

  Common stock price range:
    High                                                     $  21.69         $  18.56         $  21.69          $  19.69
    Low                                                      $  14.94         $  14.06         $  14.25          $  14.56
---------------------------------------------------------------------------------------------------------------------------


     The Company has not paid cash dividends on its common stock during the three years ended December 31, 2001. The closing market price of the Company's common stock on December 31, 2001 was $32.02 per share.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Furniture Brands International, Inc.:

     We have audited the accompanying consolidated balance sheets of Furniture Brands International, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Furniture Brands International, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.










St. Louis, Missouri
January 24, 2002

                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      Furniture Brands International, Inc.




                                By:   /s/ Steven W. Alstadt
                                      ------------------------------
                                      Steven W. Alstadt
                                      Controller and Chief Accounting Officer





Dated: June 25, 2002

                                                                  Exhibit 23











                               Consent of KPMG LLP

The Board of Directors
Furniture Brands International, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-65714, 333-6990, 333-39355, 333-80189) on Form S-8 of Furniture Brands
International, Inc. of our report dated January 24, 2002, relating to the consolidated balance sheets of Furniture Brands International, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows and the related schedule for each of the years in the three-year period ended December 31, 2001, which report appears in the current report on Form 8-K dated June 25, 2002 of Furniture Brands International, Inc.


                                            /s/  KPMG LLP



St. Louis, Missouri
June 25, 2002